                                                                 Exhibit 10.2 to
                                                                 Form 10-K


                                FIRST AMENDMENT

                          TO THE AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                      PHILIPS INTERNATIONAL REALTY, L.P.

         THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (hereinafter "Amendment") is made as of March 31, 1999 by PHILIPS INTERNATIONAL REALTY CORP., a Maryland corporation, as general partner (the "General Partner") of PHILIPS INTERNATIONAL REALTY, L.P., a Delaware limited partnership (the "Partnership"), for the purpose of amending the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of the 16th day of April, 1998, as amended to the date hereof (the "Partnership Agreement").

         WHEREAS, the General Partner has entered into a Rights Agreement as of March 31, 1999 (the "Rights Agreement") pursuant to which the General Partner will distribute to the holders of the General Partner's Common Stock, Rights to purchase shares of a newly authorized class of preferred stock (the "Rights Plan");

         WHEREAS, in connection with the adoption of the Rights Plan, it is necessary to amend the Partnership Agreement to provide for the equitable treatment of Limited Partners under the terms of the Partnership Agreement including, without limitation, in connection with the Limited Partners' Rights of Redemption under Section 10.3 of the Partnership Agreement;

         WHEREAS, pursuant to Section 10.3(j)(iii) of the Partnership Agreement, in the event that the General Partner issues rights or warrants to subscribe for or purchase shares of Common Stock at a price less than the Current Per Share Market Price, then the General Partner shall have the obligation to issue to each Limited Partner the number of rights as he would have been entitled to receive had the Partnership redeemed the Partnership Units immediately prior to the record date for such issuance by the General Partner;

         WHEREAS, pursuant to Section 16.2 of the Partnership Agreement, the General Partner has the right to amend the Partnership Agreement without the consent of the Limited Partners to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement not inconsistent with law or with other provisions, or make other changes to matters arising under the Partnership Agreement that will not be inconsistent with law or the provisions of the Partnership Agreement;

         WHEREAS the General Partner believes that none of the actions taken pursuant to this Amendment will adversely affect the Limited Partners in any material respect or be inconsistent with the law or other provisions of the Partnership Agreement; and

         WHEREAS the General Partner believes that the amendments set forth herein effectuate the intent of Section 10.3(j)(iii) and do not, in any matter, prohibit or restrict or have the effect of prohibiting or restricting the ability of a Limited Partner to exercise its Redemption Rights in full; and

         WHEREAS the General Partner of the Partnership believes it is desirable and in the best interest of the Partnership and the Limited Partners to amend the Partnership Agreement as set forth herein.

         NOW THEREFORE, in consideration of the foregoing, the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the General Partner on behalf of itself and the Limited Partners, intending to be legally bound, hereby agrees to make the following amendments to the Partnership Agreement in connection with the execution of Rights Agreement, and to make certain technical corrections to the Partnership Agreement, effective as of March 31, 1999:

         Section 1 - Defined terms. Unless otherwise specifically provided for herein, all capitalized terms shall have the same meaning given to such term in the Partnership Agreement.

         Section 2 - Amendments.

         A. The definition of "Current Per Share Market Price" set forth in
Article 1 of the Partnership Agreement and is hereby deleted in its entirety and amended and restated to read in its entirety as follows:

                  "Current Per Share Market Price", on any date, shall mean the average of the Closing Price for the five (5) consecutive Trading Days ending on such date, provided that in the event that shares of stock exchanged for Partnership Units include Rights that a holder of such shares would be entitled to receive pursuant to the Rights Agreement, such Rights shall be deemed to have no value unless a "Triggering Event" (as defined in the Rights Agreement) shall have occurred (i.e., if the Rights issued pursuant thereto are no longer "attached" to the stock and are able to trade independently); and provided further, that in the event that a Triggering Event shall have occurred and any stock exchanged for Partnership

         Units includes Rights that the holder of such shares would be entitled to receive pursuant to the Rights Agreement, then the Current Per Share Market Price of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information that it considers, in its reasonable judgment, appropriate.

         B. Article 1 of the Partnership Agreement is amended to add the following terms as defined terms in the Partnership Agreement in appropriate alphabetical order:

         "Rights" means the rights issued to the stockholders of the General Partner pursuant to the Rights Agreement.

                  "Rights Agreement" means that certain Rights Agreement dated as of March 31, 1999, by and between the General Partner and BankBoston, N.A.

         C. Section 6.4(b) of the Partnership Agreement entitled "Adjustments to Partnership Units" is hereby deleted in its entirety and amended to read in its entirety as follows:

                  (b) Adjustments to Partnership Units. If the Common Stock (or any other class of stock of the General Partner for which a class of Partnership Units may be redeemed) undergoes any stock split or subdivision, reverse stock split or combination, stock dividends, or distribution of stock rights, warrants or options, then, without further action or consent by the General Partner or any Limited Partner, each corresponding class of Partnership Units that is redeemable for such stock shall be split, combined, issued or distributed stock, stock rights, options or warrants in accordance with the same ratio used to split, combine, issue or distribute the stock, stock rights, options or warrants. For example, if the

         Common Stock undergoes a reverse two-for-one split, (i.e., every two shares of old Common Stock are converted to one share of new Common Stock), then the corresponding class of Partnership Units that are redeemable for such Common Stock shall undergo a similar reverse split (i.e., every two OP Units shall be converted into one new OP
         Unit)). Similarly, if any class of Partnership Units into which another class of Partnership Units is convertible, undergoes any split or reverse split, then without further action or consent by the General Partner or any Limited Partner, the latter class of Partnership Units shall be split or combined in accordance with the same ratio used to split or combine the first class of Partnership Units. In addition, without limiting the generality of the foregoing, in the event the number of shares of Common Stock, preferred stock or any class of stock of the General Partner shall be adjusted for the issuance or distribution of stock upon the exercisability of the Rights governed by the Rights Agreement without the receipt of cash by the General Partner (which adjustment may be satisfied by the issuing of additional Common Stock or other stock in exchange for the Rights) then, without further action or consent by the General Partner or any Limited Partner, the corresponding classes of Partnership Units shall be appropriately issued additional Partnership Units or otherwise appropriately adjusted as necessary to reflect equitably the dilution in the stock of the General Partner resulting from the issuance of additional stock and the exchange of stock for the Rights.

         D. The Partnership Agreement is hereby amended by adding a new section 6.3A to read as follows:

                           6.3A Exercise of the Rights Pursuant to the Rights
                  Agreement. In the event that the General Partner has made contributions of cash or other consideration to the Partnership attributable to the General Partner's receipt of cash or other consideration upon the exercise of the Rights by the shareholders of the General Partner pursuant to the Rights Agreement, the General Partner shall be issued a number of Partnership Units as a result of such contribution equal to the number of shares sold pursuant to such exercise. In such event, the Limited Partners shall have the right to purchase additional Partnership Units pursuant to
                  Section 6.4(e).

         E. The Partnership Agreement is hereby amended by adding a new
Section 6.4(e) to read as follows:

                  (e) Issuance of Additional Units to the Limited Partners. In the event that the holders of stock of the General Partners are issued stock for cash or other consideration pursuant to the Rights Agreement and the General Partner contributes such cash or other consideration to the Partnership pursuant to Section 6.3A, then, without further action or consent by the General Partner or any Limited Partner, each Limited Partner holding a class of Partnership Units that is convertible into such stock shall have the right to acquire additional Partnership Units on the same terms and conditions as granted to the holders of stock pursuant to the Rights Agreement, as if the Limited Partner had converted its Partnership Units into stock immediately prior to the exercise of the Rights.

         F. The second sentence of Section 7.4(d) of the Partnership Agreement is amended to add the phrase "or will have" immediately after the word "has" and immediately before the word "received".

         G. Section 10.3(j)(v) of the Partnership Agreement is hereby amended to delete the reference to "Section 10.3(i)(iv)" in the parenthetical clause and replace it with "Sections 6.4(c) and 10.3(j)(iv)"; and the reference in
Section 10.3(j)(vi) to "Section 10.3(i)" is hereby deleted and is replaced with "Section 10.3(j)".

         Section 3 - Miscellaneous

          A. Effect of Amendment. Except as specifically modified hereby, all terms and provisions of the Partnership Agreement shall continue to remain in full force and effect and, except as the context otherwise requires, each reference to the Partnership Agreement in this Amendment shall be a reference to the Partnership Agreement as amended hereby.

          B. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the Partners.

          C. Heading. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          D. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware.

          E. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each party's rights and privileges shall be enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the General Partner, on behalf of itself and the Limited Partners, has executed this Amendment as of the 31st day of March, 1999.

                                           PHILIPS INTERNATIONAL REALTY, L.P.

                                        BY: PHILIPS INTERNATIONAL REALTY CORP.,
                                           as its General Partner

                                           By: /s/ Louis J. Petra
                                              --------------------------------
                                                    Louis J. Petra
                                                    President

                                           PHLIPS INTERNATIONAL REALTY CORP.,
                                            in its individual legal capacity

                                              By: /s/ Louis J. Petra
                                                 -----------------------------
                                                    Louis J. Petra
                                                    President